Exhibit 22

                           QUAD SYSTEMS CORPORATION
                       SUBSIDIARIES OF THE REGISTRANT



       1. Quad Europe Limited, an English company

       2. SMTech Limited, an English company

       3. HiTech Finance Company, a Delaware corporation

       4. TriMark Investment Corp., a Delaware corporation

       5. Quad Foreign Sales Corporation, a Barbados company

       6. Quad Systems Holdings Limited, an English company

       7. Quad Leasing Corporation, a Delaware corporation